Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated January 13, 2023, with respect to the combined financial statements of MSGE Spinco, Inc. (a carve-out business of Madison Square Garden Entertainment Corp.), incorporated herein by reference.

/s/ KPMG LLP

New York, New York
April 19, 2023